As filed with the Securities and Exchange Commission on November 22, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UAP Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	2875	11-3708834
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7251 W. 4th Street

Greeley, Colorado 80634

(970) 356-4400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

L. Kenny Cordell

President and Chief Executive Officer

UAP Holding Corp.

7251 W. 4th Street

Greeley, Colorado

(970) 356-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

With copies to:

Rosa A. Testani, Esq. O’Melveny & Myers LLP Times Square Tower 7 Times Square New York, New York 10036 (212) 326-2000	Mark C. Smith, Esq. David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square Tower New York, New York 10036 (212) 735-3000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-114278

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Common Stock, $0.001 par value	$46,646,875	$5,911

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Represents the maximum aggregate offering price of additional shares being registered and includes 600,000 additional shares that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	The Registrant previously paid filing fees of $79,188 in connection with the initial filing of its Registration Statement on Form S-1 (File No. 333-114278) on April 7, 2004 (the “Registration Statement”), and paid additional filing fees of $28,190.25 in connection with Amendment No. 1 to the Registration Statement and $9,448.75 in connection with Amendment No. 2 to the Registration Statement. On October 29, 2004, in connection with Amendment No. 4 to the Registration Statement, the Registrant decreased the proposed maximum aggregate offering price as a result of which the applicable filing fee declined to $58,055. As a result, upon the effectiveness of the Registration Statement on November 22, 2004, the Registrant had a registration fee balance of $58,772 with the Securities and Exchange Commission. Pursuant to Rule 457(p) promulgated under the Securities Act of 1933, as amended, the Registrant is offsetting the filing fee due in connection herewith by applying $5,911 of such registration fee balance.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

The Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) by UAP Holding Corp. (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), and includes the registration statement facing page, the signature page, an exhibit index and an accountant’s consent. Pursuant to Rule 462(b) under the Act, the following are incorporated by reference into this Registration Statement: (i) the information set forth in the Company’s registration statement on Form S-1, as amended (File No. 333-114278) (including the exhibits thereto), which was declared effective by the Commission on November 22, 2004, and (ii) the related prospectus filed pursuant to Rule 424(b)(4) under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado, on the 22nd day of November, 2004.

UAP HOLDING CORP.
By:	/S/ L. KENNY CORDELL
L. Kenny Cordell President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ L. KENNY CORDELL L. Kenny Cordell	President, Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2004

/S/ DAVID W. BULLOCK David W. Bullock	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 22, 2004

* Joshua J. Harris	Director	November 22, 2004

* Robert Katz	Director	November 22, 2004

* Marc E. Becker	Director	November 22, 2004

* Stan Parker	Director	November 22, 2004

* Carl J. Rickertsen	Director	November 22, 2004

* Thomas Miklich	Director	November 22, 2004

*By:	/S/ DAVID W. BULLOCK
David W. Bullock Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit

23.1	Consent of Deloitte & Touche LLP.*

24.1	Powers of Attorney (filed on signature page of the Registration Statement on Form S-1 of UAP Holding Corp. (File No. 333-114278), filed with the Securities and Exchange Commission on
April 7, 2004 and incorporated herein by reference).

*	Filed herewith.

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